                                                                  EXHIBIT 99.A.2

                            ANNUITY BOARD FUNDS TRUST











                                TRUST INSTRUMENT











                               February 29, 2000
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                                TABLE OF CONTENTS

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ARTICLE I.........................................................................................................1

ARTICLE II........................................................................................................2

   SECTION 1.  MANAGEMENT OF THE TRUST............................................................................2
   SECTION 2.  INITIAL TRUSTEES; NUMBER AND ELECTION OF TRUSTEES..................................................3
   SECTION 3.  TERM OF OFFICE.....................................................................................3
   SECTION 4.  VACANCIES..........................................................................................3
   SECTION 5.  CHAIRMAN...........................................................................................3
   SECTION 6.  ACTION BY THE TRUSTEES.............................................................................3
   SECTION 7.  OWNERSHIP OF TRUST PROPERTY........................................................................4
   SECTION 8.  EFFECT OF TRUSTEES NOT SERVING.....................................................................4
   SECTION 9.  TRUSTEES, ETC. AS SHAREHOLDERS.....................................................................4

ARTICLE III.......................................................................................................4

   SECTION 1.  POWERS.............................................................................................4
   SECTION 2.  CERTAIN TRANSACTIONS...............................................................................7

ARTICLE IV........................................................................................................7

   SECTION 1.  ESTABLISHMENT OF SERIES OR CLASS...................................................................7
   SECTION 2.  SHARES.............................................................................................8
   SECTION 3.  INVESTMENT IN THE TRUST............................................................................8
   SECTION 4.  ASSETS AND LIABILITIES OF SERIES...................................................................8
   SECTION 5.  OWNERSHIP AND TRANSFER OF SHARES...................................................................9
   SECTION 6.  STATUS OF SHARES; LIMITATION OF SHAREHOLDER LIABILITY..............................................9

ARTICLE V........................................................................................................10

   SECTION 1.  DISTRIBUTIONS.....................................................................................10
   SECTION 2.  REDEMPTIONS.......................................................................................10
   SECTION 3.  DETERMINATION OF NET ASSET VALUE..................................................................10
   SECTION 4.  DISCLOSURE REQUIREMENTS FOR SHAREHOLDERS..........................................................11

ARTICLE VI.......................................................................................................11

   SECTION 1.  VOTING POWERS.....................................................................................11
   SECTION 2.  MEETINGS OF SHAREHOLDERS..........................................................................11
   SECTION 3.  QUORUM; REQUIRED VOTE.............................................................................11

ARTICLE VII......................................................................................................12

   SECTION 1.  INVESTMENT ADVISER................................................................................12
   SECTION 2.  PRINCIPAL UNDERWRITER.............................................................................12
   SECTION 3.  TRANSFER AGENCY, SHAREHOLDER SERVICES, AND ADMINISTRATION AGREEMENTS..............................12
   SECTION 4.  CUSTODIAN.........................................................................................12
   SECTION 5.  PARTIES TO CONTRACTS WITH SERVICE PROVIDERS.......................................................13

ARTICLE VIII.....................................................................................................13

ARTICLE IX.......................................................................................................14
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   SECTION 1.  LIMITATION OF LIABILITY...........................................................................14
   SECTION 2.  INDEMNIFICATION...................................................................................14
   SECTION 3.  INDEMNIFICATION OF SHAREHOLDERS...................................................................15

ARTICLE X........................................................................................................16

   SECTION 1.  INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS..................................................16
   SECTION 2.  INVESTMENT LIMITATIONS............................................................................16
   SECTION 3.  AMENDMENT OF INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS.....................................16

ARTICLE XI.......................................................................................................16

   SECTION 1.  TRUST NOT A PARTNERSHIP...........................................................................16
   SECTION 2.  TRUSTEE ACTION; EXPERT ADVICE; NO BOND OR SURETY..................................................17
   SECTION 3.  RECORD DATES......................................................................................17
   SECTION 4.  TERMINATION OF THE TRUST..........................................................................17
   SECTION 5.  TRUST INSTRUMENT..................................................................................17
   SECTION 6.  APPLICABLE LAW....................................................................................18
   SECTION 7.  AMENDMENTS........................................................................................18
   SECTION 8.  FISCAL YEAR.......................................................................................18
   SECTION 9.  SEVERABILITY......................................................................................18
   SECTION 10. CONSENT TO JURISDICTION...........................................................................19
   SECTION 11. COUNTERPARTS......................................................................................19
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                                       ii

                            ANNUITY BOARD FUNDS TRUST

                                TRUST INSTRUMENT


         This TRUST INSTRUMENT is made on February 29, 2000, by the Trustees, to establish a business trust for the investment and reinvestment of funds contributed to the Trust by investors. The Trustees declare that all money and property contributed to the Trust shall be held and managed in trust pursuant to this Trust Instrument. The name of the Trust created by this Trust Instrument is Annuity Board Funds Trust. The purposes of this Trust are to hold and invest:
(i) assets of various retirement and other employee benefit plans administered for the benefit of ministers and employees of churches, associations, conventions, agencies, institutions, and other entities that are Southern Baptist denominational organizations (such ministers and employees referred to collectively hereafter as, "Participants"); (ii) other assets of Participants or their spouses; (iii) assets of churches, associations, conventions, agencies, institutions, and other entities that are Southern Baptist denominational organizations; and (iv) assets of the Annuity Board of the Southern Baptist Convention or its controlled corporations.


                                    ARTICLE I

                                   DEFINITIONS

         Unless otherwise provided or required by the context:

         (a) "Annuity Board" means the Annuity Board of the Southern Baptist Convention, together with SBC Trust Services, Inc. and/or SBC Financial Services, Inc., and/or any other corporation or entity controlled by the Annuity Board of the Southern Baptist Convention;

         (b) "By-laws" means the By-laws of the Trust adopted by the Trustees, as amended from time to time;

         (c) "Class" means the class of Shares of a Series established pursuant to Article IV;

         (d) "Commission," "Interested Person," and "Principal Underwriter" have the meanings provided in the 1940 Act;

         (e) "Covered Person" means a person so defined in Article IX, Section
2;

         (f) "Delaware Act" means Chapter 38 of Title 12 of the Delaware Code entitled "Treatment of Delaware Business Trusts," as amended from time to time;

         (g) "Majority Shareholder Vote" means "the vote of a majority of the outstanding voting securities" as defined in the 1940 Act;

         (h) "Net Asset Value" means the net asset value of each Series or Class of the Trust, determined as provided in Article V, Section 3;

         (i) "Outstanding Shares" means Shares shown on the books of the Trust or its transfer agent as then issued and outstanding, but does not include Shares which have been repurchased or redeemed by the Trust;

         (j) "Series" means a series of Shares established pursuant to Article
IV;

         (k) "Shareholder" means a record owner of Outstanding Shares. Shares may be only issued to: (a) the Annuity Board for its own account or for plans and trusts administered by the Annuity Board as to which the Annuity Board has authority to vote all Shares; (b) registered investment companies or series thereof established by the Annuity Board; (c) accounts administered by the Annuity Board for assets of churches, associations, conventions, agencies, institutions, and other entities that are Southern Baptist denominational organizations; and (d) Participants or their spouses;

         (l) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest of each Series or Class is divided from time to time (including whole Shares and fractions of Shares);

         (m) "Trust" means Annuity Board Funds Trust established hereby, and reference to the Trust, when applicable to one or more Series, refers to that Series;

         (n) "Trustees" means the persons who have signed this Trust Instrument, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with Article II, in all cases in their capacities as Trustees hereunder;

         (o) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the Trust or any Series or the Trustees on behalf of the Trust or any Series;

         (p) The "1940 Act" means the Investment Company Act of 1940, as amended from time to time.


                                   ARTICLE II

                                    TRUSTEES

         Section 1. Management of the Trust. The business and affairs of the Trust shall be managed by or under the direction of the Trustees, and they shall have all powers necessary or

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desirable to carry out that responsibility. The Trustees may execute all instruments and take all action they deem necessary or desirable to promote the interests of the Trust.

         Section 2. Initial Trustees; Number and Election of Trustees. The initial Trustees shall be the two persons initially signing this Trust Instrument who shall be the Chairman and Vice Chairman of the board of trustees of the Annuity Board of the Southern Baptist Convention and who shall serve until the initial date of issuance of the Shares of the Trust, at which time the initial Shareholder shall elect new Trustees. The number of Trustees (other than the initial Trustees) shall be initially set at six. The Board of Trustees (other than the initial Trustees) shall consist of four Trustees not deemed to be Interested Persons of the Trust ("Disinterested Trustees") and two Trustees ("Interested Trustees") serving as members of the Annuity Board of the Southern Baptist Convention board of trustees. At all times at least a majority of the Trustees shall be Disinterested Trustees. All Trustees at all times must be active members of a Baptist church in friendly cooperation with the Southern Baptist Convention as defined in the Southern Baptist Convention Constitution. The Shareholders shall elect subsequent Trustees as vacancies occur, in accordance with and as described in Article II, Section 4.

         Section 3. Term of Office. Each Disinterested Trustee shall hold office until his or her resignation, removal or mandatory retirement as provided herein. Each Interested Trustee shall hold office until his or her resignation, removal or mandatory retirement as provided herein, or until he or she ceases to be a member of the Annuity Board of the Southern Baptist Convention board of trustees. Any Trustee may be removed at any meeting of the Shareholders by a vote of a majority of the Outstanding Shares. Any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein. All Trustees must retire after reaching the age of seventy-seven years or after achieving ten years of service, whichever occurs last.

         Section 4. Vacancies. Whenever a vacancy shall exist in the Board of Trustees, or a new Trustee is otherwise elected after the Trust commences operations, a Shareholder may nominate a Trustee by following the applicable procedures specified in the By-laws. Only the Shareholders, by a vote of a majority of the Outstanding Shares, may fill vacancies in the Board of Trustees or otherwise elect a Trustee. The selection and nomination of persons to fill vacancies on the Board of Trustees as Disinterested Trustees shall be committed to the discretion of the Disinterested Trustees then serving, provided that the Shareholders may also nominate and select persons to serve in these positions as specified herein.

         Section 5. Chairman. The Trustees shall appoint one of their number to be Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees and at all Shareholder meetings.

         Section 6. Action by the Trustees. The Trustees shall act by majority vote at a meeting duly called (including at a telephonic meeting, unless the 1940 Act requires that a particular action be taken only at a meeting of Trustees in person) at which a quorum is present or by written consent of a majority of Trustees (or such greater number as may be required by applicable law) without a meeting. A majority of the Trustees shall constitute a quorum at any meeting. Meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees or by any two other Trustees. Notice of the time, date and place of all Trustees meetings shall be given to each Trustee by telephone, facsimile or other electronic mechanism sent to his or her home or business address or by written notice mailed to his or her home or business address at least ten days in advance of the meeting. Notice may be waived if action by the Trustees is required prior to the expiration of such ten day period. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Any written consent or waiver may be provided and delivered to the Trust by facsimile or other similar electronic mechanism.

         Section 7. Ownership of Trust Property. The Trust Property shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the Trust Property and legal title thereto shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by or in the name of the Trust, or in the name of any person as nominee. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, as provided in Article IV, a proportionate undivided beneficial interest in the Trust or Series represented by Shares.

         Section 8. Effect of Trustees Not Serving. The death, resignation, retirement, removal, incapacity, or inability or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

         Section 9. Trustees, etc. as Shareholders. Subject to the restrictions of Article IV, Section 3, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Shares, or beneficial interests in Shares, to the same extent as any other Shareholder; the Trustees may issue and sell Shares to and buy Shares, or beneficial interests in Shares, from any such person or any firm or company in which such person is interested, subject only to any general limitations herein.


                                   ARTICLE III

                             POWERS OF THE TRUSTEES

         Section 1. Powers. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary or desirable in the management of the Trust. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust. The Trustees may exercise all of their powers without recourse to any court or other authority. Subject to any applicable limitation herein or in the By-laws, operating documents or resolutions of the Trust, the Trustees shall have power and authority, without limitation.

         (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the Trust Property; to invest in obligations and securities of any kind, and without regard to whether they may mature before the possible termination of the Trust; and without limitation to invest all or any part of its cash and other property in securities issued by a registered investment company or series thereof, subject to the provisions of the 1940 Act and in accordance with
Article X, Section 2 of this Trust document;

         (b) To operate as and carry on the business of a registered investment company, and exercise all the powers necessary and proper to conduct such a business;

         (c) To adopt By-laws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust;

         (d) To appoint and terminate such officers and agents as they deem appropriate;

         (e) To employ as custodian of any assets of the Trust, subject to any provisions herein or in the By-laws, one or more banks, trust companies or companies that are members of a national securities exchange, or other entities permitted by the Commission to serve as such;

         (f) To retain one or more transfer agents and Shareholder servicing agents, or both;

         (g) To provide for the distribution of Shares either through a Principal Underwriter as provided herein or by the Trust itself, or both, or pursuant to a distribution plan of any kind;

         (h) To set record dates in the manner provided for herein or in the By-laws;

         (i) To delegate such authority as they consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment adviser, custodian or underwriter;

         (j) To sell or exchange any or all of the assets of the Trust, subject to Article X;

         (k) To vote or give assent, or exercise any rights of ownership, with respect to other securities or property; and to execute and deliver powers of attorney delegating such power to other persons, provided that the Trustees shall vote the shares of any investment companies or series thereof established by the Annuity Board only in accordance with the directions of Shareholders holding a majority of the Outstanding Shares of the Trust or the applicable Trust Series owning said investment company shares;

         (l) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

         (m) To hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form, or (ii) either in the Trust's or Trustees' own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of business trusts or investment companies;

         (n) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article IV;

         (o) To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article IV,
Section 4;

         (p) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Trust;

         (q) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

         (r) To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided for;

         (s) To borrow money;

         (t) To establish, from time to time, a minimum total investment for Shareholders, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

         (u) To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to establish terms and conditions regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to Articles IV and V, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued; and

         (v) To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers.

         The clauses above shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order. In construing this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

         Section 2. Certain Transactions. Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, employ the Annuity Board of the Southern Baptist Convention or any controlled corporation thereof as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms notwithstanding the fact that any Trustee or officer of the Trust serves as trustee, director, officer or employee of the Annuity Board of the Southern Baptist Convention or any of its controlled corporations. Nothing shall preclude the Trustees or officers of the Trust from holding a beneficial interest in Shares through employee benefit plans administered by the Annuity Board.

         Section 3. Employment of Former Annuity Board Officers. The Trustees shall not have authority to, and neither the Trust nor any service provider to the Trust shall, employ for compensation either directly or indirectly, any person who is or has been within the last seven (7) years an officer of the Annuity Board of the Southern Baptist Convention; provided that, the Trust or any service provider to the Trust may: (1) contract with the Annuity Board in any capacity if no compensation is paid to any such current or former officer of the Annuity Board of the Southern Baptist Convention by any entity other than the Annuity Board itself; and (2) reimburse reasonable expenses incurred by any officer or Trustee of the Trust or of such service provider.


                                   ARTICLE IV
                             SERIES; CLASSES; SHARES

         Section 1. Establishment of Series or Class. The Trust shall consist of one or more Series which shall be established by the adoption of a resolution by the Trustees. The Trustees may designate the relative rights and preferences of the Shares of each Series. The Trustees may divide the Shares of any Series into Classes. In such case each Class of a Series shall represent interests in the assets of that Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that expenses allocated to a Class may be borne solely by such Class as determined by the Trustees. The Trust shall maintain separate and distinct records for each Series and hold and account for the assets thereof separately from the other assets of the Trust or of any other Series. A Series may issue any number of Shares and need not issue Shares. Each Share

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
of a Series shall represent an equal beneficial interest in the net assets of such Series. Each holder of Shares of a Series shall be entitled to receive his or her pro rata share of all distributions made with respect to such Series. Upon redemption of his or her Shares, such Shareholder shall be paid solely out of the funds and property of such Series.

         Section 2. Shares. The beneficial interest in the Trust shall be divided into Shares of one or more separate and distinct Series or Classes established by the Trustees. The number of Shares of each Series and Class is unlimited and each Share shall have a par value of $0.001 per Share. All Shares issued hereunder shall be fully paid and nonassessable. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval, to issue original or additional Shares and fractional Shares.

         Section 3. Investment in the Trust. The Trustees shall accept investments in any Series only from: (a) the Annuity Board for its own account or for plans and trusts administered by the Annuity Board as to which the Annuity Board has authority to vote all Shares; (b) registered investment companies or series thereof established by the Annuity Board; (c) accounts administered by the Annuity Board for assets of churches, associations, conventions, agencies, institutions, and other entities that are Southern Baptist denominational organizations; and (d) Participants or their spouses. At the Trustees' discretion, such investments, subject to applicable law, may be in the form of cash or securities in which that Series is authorized to invest, valued as provided in Article V, Section 3. Investments in a Series shall be credited to each Shareholder's account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received or accepted in proper form as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge upon investments in any Series or Class, (b) issue fractional Shares, or (c) determine the Net Asset Value per Share of the initial capital contribution. The Trustees shall have the right to refuse to accept investments in any Series at any time without any cause or reason therefor whatsoever. The Trust shall refuse to accept any investments in any Series, if, after such investment, the Annuity Board of the Southern Baptist Convention would not hold with the authority to vote, or indirectly control the vote of, at least 60% of any Series' shares.

         Section 4. Assets and Liabilities of Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may
be), shall be held and accounted for separately from the other assets of the Trust and every other Series and are referred to as "assets belonging to" that Series. The assets belonging to a Series shall belong only to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. Any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more Series as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, earnings, income, profits or funds, or payments and proceeds thereof shall be referred to as assets belonging to that Series. The assets belonging to a Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the Shareholders of that Series. The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes in such manner as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.

         Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or of any other Series. Notice of this contractual limitation on liabilities among Series may, in the Trustees' discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

         Section 5. Ownership and Transfer of Shares. The Trust shall maintain a register containing the names and addresses of the Shareholders of each Series and Class thereof, the number of Shares of each Series and Class held by such Shareholders, and a record of all Share transfers. The register shall be conclusive as to the identity of Shareholders of record and the number of Shares held by them from time to time. The Trustees shall not be required to, but may authorize the issuance of certificates representing Shares and adopt rules governing their use. The Trustees may make rules governing the transfer of Shares, whether or not represented by certificates.

         Section 6. Status of Shares; Limitation of Shareholder Liability. Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Trust Instrument. Every Shareholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Trust Instrument and to have become a party hereto. No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series. Neither the Trust nor the Trustees shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Every written obligation of the Trust or any Series shall contain a statement to the effect that such obligation may only be enforced against the assets of the Trust or such Series; however, the omission of such statement shall not operate to bind or create personal liability for any Shareholder or Trustee.


                                    ARTICLE V

                          DISTRIBUTIONS AND REDEMPTIONS

         Section 1. Distributions. The Trustees may declare and pay dividends and other distributions, including dividends on Shares of a particular Series and other distributions from the assets belonging to that Series. The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Trust Property, shall be determined by the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Series shall be distributed pro rata to the Shareholders of that Series in proportion to the number of Shares of that Series they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series.

         Section 2. Redemptions. Each Shareholder of a Series shall have the right at such times as may be permitted by the Trustees to require the Series to redeem all or any part of his or her Shares at a redemption price per Share equal to the Net Asset Value per Share at such time as the Trustees shall have prescribed by resolution. In the absence of such resolution, the redemption price per Share shall be the Net Asset Value next determined after receipt by the Series of a request for redemption in proper form less such charges as are determined by the Trustees and described in the Trust's Registration Statement for that Series under the Securities Act of 1933. The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value, or may be in cash. Upon redemption, Shares may be reissued from time to time.

         Section 3. Determination of Net Asset Value. The Trustees shall cause the Net Asset Value of Shares of each Series or Class to be determined from time to time in a manner consistent with applicable laws and regulations. The Trustees may delegate the power and duty to determine Net Asset Value per Share to one or more Trustees or officers of the Trust or to an investment adviser, custodian, depository or other agent appointed for such purpose. The Net Asset Value of Shares shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading.

         Section 4. Disclosure Requirements for Shareholders. Shareholders shall upon demand disclose to the Trustees in writing such information concerning direct and indirect ownership of Shares as the Trustees deem necessary to comply with the requirements of any taxing or other legal authority.


                                   ARTICLE VI

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

         Section 1. Voting Powers. The Shareholders shall have power to vote with respect to (a) the election of Trustees as provided in Sections 2 and 4 of
Article II; (b) the removal of Trustees as provided in Article II, Section 3;
(c) any investment advisory or management contract as provided in Article VII,
Section 1; (d) any termination of the Trust as provided in Article XI, Section 4; (e) the amendment of this Trust Instrument; (f) the fundamental investment policies of the Trust as provided in Article X; and (g) such additional matters relating to the Trust as may be required or authorized by law, this Trust Instrument, the By-laws, or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable.

         On any matter submitted to a vote of the Shareholders, all Shares shall be voted by individual Series or Class, except (a) in the case of the election or removal of Trustees, the amendment of this Trust Instrument, or when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series or Class, and (b) when the Trustees have determined that the matter affects the interests of more than one Series or Class, then the Shareholders of all such Series or Classes shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or in any manner provided for in the By-laws. Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Trust Instrument or the By-laws.

         Section 2. Meetings of Shareholders. The first Shareholders' meeting shall be held to elect Trustees at such time and place as the initial Trustees designate. Thereafter, special meetings of the Shareholders of any Series or Class may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least fifty percent of the Outstanding Shares of such Series or Class entitled to vote. Special meetings of Shareholders shall be held, notice of such meetings shall be delivered and waiver of notice shall occur according to the provisions of the Trust's By-laws. Any action that may be taken at a meeting of Shareholders may be taken without a meeting according to the procedures set forth in the By-laws.

         Section 3. Quorum; Required Vote. One-half of the Outstanding Shares of each Series or Class, or one-half of the Outstanding Shares of the Trust, entitled to vote in person shall be a quorum for the transaction of business at a Shareholders' meeting with respect to such Series or

Class, or with respect to the entire Trust, respectively. Any lesser number shall be sufficient for adjournments. Any adjourned session of a Shareholders' meeting may be held within a reasonable time without further notice. Except when a larger vote is required by law, this Trust Instrument or the By-laws, a majority of the Outstanding Shares voted in person shall decide any matters to be voted upon with respect to the entire Trust; provided, that if this Trust Instrument or applicable law permits or requires that Shares be voted on any matter by individual Series or Classes, then a majority of the Outstanding Shares of that Series or Class (or, if required or permitted by law, regulation, Commission order, or no-action letter, a Majority Shareholder Vote of that Series or Class) voted in person on the matter shall decide that matter insofar as that Series or Class is concerned. In lieu of a vote, at a meeting or otherwise, Shareholders may act as to the Trust or any Series or Class by the written consent of a majority (or such greater amount as may be required by applicable law) of the Outstanding Shares of the Trust or of such Series or Class, as the case may be.


                                   ARTICLE VII

                        CONTRACTS WITH SERVICE PROVIDERS

         Section 1. Investment Adviser. Subject to a Majority Shareholder Vote, the Trustees may enter into one or more investment advisory contracts on behalf of the Trust or any Series, providing for investment advisory services, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees. Any such contract may provide for the investment adviser to effect purchases, sales or exchanges of portfolio securities or other Trust Property on behalf of the Trustees or may authorize any officer or agent of the Trust to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser. The Trustees may authorize the investment adviser to employ one or more sub-advisers or servicing agents.

         Section 2. Principal Underwriter. The Trustees may enter into contracts on behalf of the Trust or any Series or Class, providing for the distribution and sale of Shares by the other party, either directly or as sales agent, on terms and conditions acceptable to the Trustees. The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to the requirements of Section 12 of the 1940 Act, Rule 12b-1 thereunder, and other applicable rules and regulations.

         Section 3. Transfer Agency, Shareholder Services, and Administration Agreements. The Trustees, on behalf of the Trust or any Series or Class, may enter into transfer agency agreements, Shareholder service agreements, and administration and management agreements with any party or parties on terms and conditions acceptable to the Trustees.

         Section 4. Custodian. The Trustees shall at all times place and maintain the securities and similar investments of the Trust and of each Series with a custodian meeting the requirements of

Section 17(f) of the 1940 Act and the rules thereunder. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things, to (a) hold the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing, (b) to receive and receipt for any moneys due to the Trust or any Series and deposit the same in its own banking department or elsewhere, (c) to disburse such funds upon orders or vouchers, and (d) to employ one or more sub-custodians.

         Section 5. Parties to Contracts with Service Providers. The Trustees may enter into any contract referred to in this Article with any entity, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, partner, shareholder, or member of such entity, and no such contract shall be invalidated or rendered void or voidable because of such relationship. No person having such a relationship shall be disqualified from voting on or executing a contract in his or her capacity as Trustee and/or Shareholder, or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or accountable for any profit realized directly or indirectly therefrom; provided, that the contract was reasonable and fair and not inconsistent with this Trust Instrument or the By-laws.

         Any contract referred to in Sections 1 and 2 of this Article shall be consistent with and subject to the applicable requirements of Section 15 of the 1940 Act and the rules and orders thereunder with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal. No amendment to a contract referred to in Section 1 of this Article shall be effective unless assented to in a manner consistent with the requirements of Section 15 of the 1940 Act, and the rules and orders thereunder.


                                  ARTICLE VIII

                        EXPENSES OF THE TRUST AND SERIES

         Subject to Article IV, Section 4, the Trust or a particular Series shall pay from the Trust estate or the assets belonging to the particular Series for their expenses and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of Shares; certain insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust's investment advisers, managers, administrators, distributors, custodians, transfer agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and its Series and maintaining its existence; costs of preparing and printing the prospectuses of the Trust and each Series, statements of additional information and reports for Shareholders and delivering them to Shareholders; expenses of meetings of Shareholders (unless otherwise agreed to by another party); costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; state or foreign securities laws registration fees and related expenses; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust.


                                   ARTICLE IX

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

         Section 1. Limitation of Liability. All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or such Series for payment under such contract or claim; and neither the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every written instrument or obligation on behalf of the Trust or any Series shall contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees and officers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing of them or any officer, agent, employee, investment adviser or independent contractor of the Trust, but nothing contained in this Trust Instrument or in the Delaware Act shall protect any Trustee or officer of the Trust against liability to the Trust or to Shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

         Section 2. Indemnification. (a) Subject to the exceptions and limitations contained in subsection (b) below:

                  (i) every person who is, or has been, a Trustee or an officer, employee or agent of the Trust ("Covered Person") shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof;

                  (ii) as used herein, the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

         (b) No indemnification shall be provided hereunder to a Covered Person:

                   (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust; or

                  (ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; (A) by the court or other body approving the settlement; (B) by the vote of at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry); or
                  (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

         (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

         (d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section may be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or applicable Series if it is ultimately determined that he or she is not entitled to indemnification under this Section; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking,
(ii) the Trust is insured against losses arising out of any such advance payments or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the proceeding, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section.

         (e) Any repeal or modification of this Article IX by the Shareholders of the Trust, or adoption or modification of any other provision of the Trust Instrument or By-laws inconsistent with this Article, shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

         Section 3. Indemnification of Shareholders. If any Shareholder or former Shareholder of any Series shall be held personally liable solely by reason of his or her being or having been a

Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by such Shareholder, assume the defense of any claim made against such Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.


                                    ARTICLE X

                            INVESTMENTS BY THE TRUST

         Section 1. Investment Objectives, Policies and Restrictions. The Trust and/or each Series shall adhere to the fundamental and nonfundamental investment objectives, policies and restrictions applicable to the Trust and/or each Series included in the Trust's current effective registration statement as filed with the Commission ("Registration Statement"). If a percentage limitation is adhered to at the time of an investment, a later increase or decrease in the percentage resulting from a change in the value of the assets of a Series shall not be a violation of such investment restrictions.

         Section 2. Investment Limitations. Trust assets may not be invested in any company that is publicly recognized (as determined by the Annuity Board of the Southern Baptist Convention internal Investment Policy Committee and the Trustee Investment Committee of the Annuity Board of the Southern Baptist Convention) as being in the liquor, tobacco, gambling, pornography, or abortion industries or any company whose products, services or activities are publicly recognized as being incompatible with the moral and ethical posture of the Annuity Board. The foregoing shall be a fundamental policy of the Trust.

         Section 3. Amendment of Investment Objectives, Policies and Restrictions. Any investment objectives, policies and restrictions of the Trust or any Series which are designated as fundamental in the Registration Statement may not be changed without the approval of the holders of a majority of the Outstanding Shares. Any investment objectives, policies or restrictions deemed nonfundamental may be changed by vote of the Board of Trustees.



                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 1. Trust Not a Partnership. This Trust Instrument creates a statutory business trust and not a partnership. No Trustee shall have any power to bind personally either the Trust's officers or any Shareholder.

         Section 2. Trustee Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article IX, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument, and subject to the provisions of
Article IX, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

         Section 3. Record Dates. The Trustees may fix in advance a date up to sixty (60) days before the date of any Shareholders' meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares. Record dates for adjourned meetings of Shareholders shall be set according to the Trust's By-laws.

         Section 4. Termination of the Trust. (a) This Trust shall have perpetual existence. Subject to approval of the holders of a majority of the Outstanding Shares of the Trust or of each Series to be affected, the Trustees may at any time sell and convert into money all or substantially all of the assets of the Trust or any affected Series.

Upon making reasonable provision for the payment of all known liabilities of the Trust or any affected Series the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the Shareholders of the Trust or any affected Series; however, the payment to any particular Class of such Series may be reduced by any fees, expenses or charges allocated to that Class.

         (b) Upon completion of the distribution of the remaining proceeds or assets pursuant to subsection (a), the Trust or affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged. Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

         Section 5. Trust Instrument. The original or a copy of this Trust Instrument and of each amendment hereto or Trust Instrument supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Trust Instrument or any such amendments or supplements and as to any matters in connection with the Trust. The masculine gender herein shall include the feminine and neuter genders. Headings herein are for convenience only and shall not affect the construction of this Trust Instrument. This Trust Instrument may be executed in any number of counterparts, each of which shall be deemed an original.

         Section 6. Applicable Law. This Trust Instrument and the Trust created hereunder are governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code, or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a Delaware business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

         Section 7. Amendments. Only Shareholders, by vote of a majority of the Outstanding Shares, may amend or otherwise supplement this Trust Instrument by making an amendment, a Trust Instrument supplemental hereto or an amended and restated trust instrument.

         Section 8. Fiscal Year. The fiscal year of the Trust shall end on a specified date as set forth in the By-laws. The Trustees may change the fiscal year of the Trust without Shareholder approval.

         Section 9. Severability. The provisions of this Trust Instrument are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Trust Instrument.

         Section 10. Consent to Jurisdiction. Each of the Trustees, and, by acquiring and holding Shares of any Class or Series of the Trust, each Shareholder, hereby agrees to (i) the non-exclusive jurisdiction of the courts of the State of Delaware and any Federal court sitting in Wilmington, Delaware, and (ii) service of process by mail at the last known address of such Trustee or Shareholder as set forth in the records of the Trust.

         Section 11. Counterparts. This Trust Instrument may be signed in counterparts.

                  IN WITNESS WHEREOF, the undersigned, being the initial Trustees, have executed this Trust Instrument as of the date first above written.


                           /s/ George J. Tous van Nijkerk
                           -------------------------------
                               George J. Tous van Nijkerk


                           /s/ Alton L. Fannin
                           -------------------------------
                               Alton L. Fannin